Exhibit 99.1

Filed by Orrstown Financial Services, Inc.

Commission File No.: 001-34292

FOR IMMEDIATE RELEASE

CONTACT:

Crystal Stine

Corporate Communications/Public Relations Officer

P: 717.530.3532

E: cstine@orrstown.com

Douglas P. Barton Joins Orrstown Financial Services, Inc. as SVP, Chief Accounting Officer

Shippensburg, PA (9/28/2010) As a result of the continued growth of Orrstown Financial Services, Inc. (NASDAQ: ORRF), the Company is pleased to announce the selection of Douglas P. Barton to assume the role of Senior Vice President and Chief Accounting Officer. Mr. Barton brings to the organization over 24 years of experience in the financial services industry, including an impressive background in accounting and auditing. A certified public accountant, Mr. Barton spent several years with Ernst & Young LLC prior to joining Beard Miller Company LLP, where he held a number of positions of increasing responsibility within the organization. In 1999, Mr. Barton joined Sterling Financial Corporation where he served as Chief Accounting Officer of the formerly $2.8 billion multi-affiliate financial holding company. After six years with Sterling, Mr. Barton rejoined Beard Miller (and its successor ParenteBeard LLC) and was made partner in 2009.

Mr. Barton is a graduate cum laude from Shippensburg University and also holds a Masters of Business Administration degree from LaSalle University.

Thomas R. Quinn, Jr., President & CEO, commented, “Doug’s background and expertise uniquely qualify him for this role and we’re thrilled he has chosen to become a member of the Orrstown team.”

With over $1.3 billion in assets, Orrstown Financial Services, Inc. and its subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement: This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

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